Exhibit 10.2

                                [GRAPHIC OMITTED]


                        M & A ADVISORY SERVICES AGREEMENT

     This M&A Advisory Services Agreement (the "Agreement") is entered into, effective March 30, 2005, by and between Sand Hill IT Security Acquisition Corp., a Delaware corporation, having its principal place of business at Suite 240, Building 1, 3000 Sand Hill Road, Menlo Park, California 94025 (the "Client") and Software Equity Group, L.L.C. ("SEG").


1. SCOPE OF SERVICES. Software Equity Group, L.L.C. ("SEG") agrees to perform for Client the services ("Services") described in the Special Terms and Conditions(s) attached as Exhibit "A" to this Agreement. The scope of services shall only be modified or extended beyond the Special Terms and Conditions by a written modification signed by both parties. Nothing herein shall preclude SEG from providing the same or similar services to other persons or entities.

2. DELIVERABLES. All services and specific deliverables to be provided by SEG shall be in accordance with this Agreement and the Special Terms and Conditions.

3. LOCATION OF SERVICES. Services shall be provided at locations determined by the parties on a project by project basis. If Services are to be provided at Client's place of business, Client shall supply SEG with suitable office or meeting space, telephone service, and support services as reasonable and necessary to the performance of Services.

4. ESTIMATES. Except as to a fixed price project specified in the Special Terms and Conditions, any estimates provided by SEG concerning Services, including time of completion, costs or otherwise, are given in good faith, but are not to be construed as a guaranty or warranty by SEG, and no such estimate shall be deemed to change this Agreement into a fixed price contract.

5. PAYMENT. Client shall pay to SEG for Services rendered the fees set forth in the Special Terms and Conditions, attached hereto as Exhibit A. Unless otherwise specified, invoices will be issued monthly, on the last day of the month in which any Services were rendered, and are due and payable by Client not later than ten (10) days after receipt.

6. REIMBURSEMENT FOR EXPENSES. Client shall reimburse SEG for all reasonable expenses incurred by SEG in the performance of Services, including but not limited to travel and living expenses resulting from travel authorized by Client and incurred by employees of SEG while away from SEG's principal offices, long distance telephone calls, postage, messenger service and overnight delivery. Client shall further reimburse SEG for any and all special or unusual expenses incurred at the request of Client and authorized by Client in writing.

7. NON-INFRINGEMENT AND OWNERSHIP. The Deliverables developed by SEG in performing Services hereunder, including without limitation, the Valuation

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Report, list of prospective buyers and Confidential  Memorandum,  as well as any and all reports, data, computer programs, drawings, notes and specifications, and any discoveries, inventions and other information and material conceived, developed or made during the term of the Agreement relating in any manner to the Deliverables a) will not infringe upon or violate the patent, copyright or other intellectual property rights of any third party, and b) will be and remain the exclusive property of SEG.

8. LICENSE. Upon delivery of the Deliverables by SEG to Client, SEG grants to Client a perpetual, nonexclusive, nontransferable right to use the Deliverables solely for Client's internal use. Client shall reproduce and include in all copies of the Deliverables prepared by Client as set forth herein any copyright notice(s) and proprietary legend(s) of SEG as they appear in the Deliverables and on the media containing the Deliverables delivered by SEG.

9. CONFIDENTIALITY AND NONDISCLOSURE. Both parties acknowledge that each may gain access to confidential and proprietary information of the other which is not publicly known and which is designated as confidential or proprietary at the time of disclosure ("Proprietary Information"). Client and SEG agree that a party receiving Proprietary Information ("Receiving Party) from the other party ("Disclosing Party") will maintain same in confidence and not use such Proprietary Information for any purpose outside the scope of this Agreement during the term of this Agreement and for a period of two (2) years following expiration or termination of this Agreement for any reason. The Receiving Party agrees to use at least the same degree of care with Proprietary Information of the Disclosing Party as it uses with its own. For purposes of this Agreement, Proprietary Information does not include information which (a) is known to the Receiving Party on a non-confidential basis prior to disclosure by the Disclosing Party; (b) is or hereafter becomes publicly known without breach of this Agreement or fault of the Receiving Party; (c) is disclosed to the Receiving Party by a third party without restriction on disclosure and without breach of any nondisclosure obligation; (d) is independently developed by Receiving Party without the use of Confidential Information of the Disclosing Party.; or e) is received by the Receiving Party after the effective date of termination of this Agreement. Notwithstanding the foregoing SEG may disclose to a prospective buyer that has executed a confidential information agreement with Client certain Client Proprietary Information, such as Client's financial statements, reasonably requested by such prospective buyer.

10. RESPONSIBILITY FOR FINANCIAL AND BUSINESS INFORMATION. Client agrees it is solely responsible for any and all financial and business information provided to SEG or directly to third parties with respect to any transaction contemplated hereunder, including the truthfulness and accuracy thereof and the validity or attainability of financial projections, estimates and assumptions.

11. CLIENT COOPERATION. Client agrees to respond promptly to SEG's requests for financial, technical and other business information reasonably required by SEG in providing Services hereunder, and further agrees to use its best efforts to attend and participate in meetings, teleconferences and the like relating to such Services.

12. WARRANTIES. SEG warrants to Client that the Services to be provided hereunder (i) do not conflict with or result in the breach of any other agreement entered into by SEG, and (ii) will be provided in a workmanlike manner. Client warrants that (i) entering into this Agreement with SEG does not conflict with or result in the breach of any other agreement entered into by Client, and (ii) Client is authorized to use and disclose, or owns, all right, title and interest in and to any programs, systems, data and materials furnished to SEG hereunder. EXCEPT FOR THE FOREGOING, THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, RELATING TO THIS AGREEMENT OR THE SERVICES RENDERED BY SEG HEREUNDER.

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13. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY TO THIS AGREEMENT BE
LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, LOSS OF DATA OR LOSS OF GOOD WILL, EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION OF LIABILITY SHALL SURVIVE THE EXPIRATION OR ANY TERMINATION OF THIS AGREEMENT. IN NO EVENT WILL SEG BE LIABLE TO CLIENT FOR DAMAGES, WHETHER BASED IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, EXCEEDING THE AMOUNT PAYABLE HEREUNDER FOR THE SERVICES GIVING RISE TO SUCH LIABILITY, OR $5,000, WHICHEVER IS LESS.

14. INDEPENDENT CONTRACTOR. SEG is an independent contractor and shall not be considered or deemed to be an agent, employee, joint venturer or partner of Client. Except as otherwise authorized in writing by Client, SEG shall have no authority to contract for or bind Client in any manner and shall not represent itself as an agent of Client or as otherwise authorized to act for or on behalf of Client. SEG shall have no status as an employee or any right to any benefits that Client grants its employees. SEG acknowledges that, as an independent contractor, SEG is fully responsible for withholding and payment of its federal, state and local taxes and those of its employees.

15. FINANCIAL ADVISOR ROLE. Client understands and agrees: (i) SEG is not acting as a broker-dealer, investment company, investment advisor or dealer in securities with respect to any transaction contemplated hereunder, (ii) any securities which may be sold with respect to such transaction are being sold directly by or to Client, or by other principal parties to such transaction,
(iii) the terms or structure of any such transaction, and the registration of securities issued or transferred in connection therewith which Client undertakes, are to be decided by, and are the responsibility of, Client and Client's own legal counsel, and (iv) any fees payable SEG hereunder are paid solely for financial and business advice.

16. NON-SOLICITATION OF EMPLOYEES. Both parties agree they will not solicit the employment of, or employ, any employee of the other party during the term of this Agreement and for a period of one year following the last day consulting services are rendered by SEG hereunder.

17. TERM AND TERMINATION. This Agreement will become effective on the Effective Date specified on the cover page and remain in full force and effect until expiration of the Term set forth in Exhibit A , unless earlier terminated by mutual written agreement signed by both Client and SEG.

18. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, and any action relating to this Agreement must be brought in a court of competent jurisdiction situated in San Diego County, California.

19. GENERAL. This Agreement, inclusive of the cover sheet, these Standard Terms and Conditions and the Special Terms and Conditions set forth in Exhibit A, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede and replace all prior and contemporaneous understandings and agreements, whether written or oral, regarding the subject matter hereof. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law or unenforceable, the remaining provisions shall continue in full force and effect. The parties may not sell, assign or transfer any right or obligation hereunder or this Agreement without the prior written consent of the other party. Any notice required to be provided herein shall be given in writing and will be sufficiently made or given on the date of mailing if sent to such party, postage pre-paid, addressed as set forth

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on the cover page or to such other address as a party shall designate by written notice to the other. Client agrees to indemnify and hold SEG harmless from any loss, claim, damage or liability arising under or related to this Agreement except to the extent same is solely attributable to or caused by SEG. The performance by SEG of Services hereunder shall at all times be subject to delay and/or extension on account of circumstances beyond the control of SEG including, without limitation, the unavailability of required materials, or any sickness or other unavailability of any of SEG's staff assigned to the performance of Services. No amendment or modification of this Agreement shall be binding unless in writing and signed by a representative of both parties.

CLIENT ACKNOWLEDGES IT HAS READ, UNDERSTANDS AND ACCEPTS THIS ENTIRE AGREEMENT, INCLUSIVE OF THE SPECIAL TERMS AND CONDITIONS ATTACHED AS EXHIBIT "A".

CLIENT:
SAND HILL SECURITY CORPORATION                SOFTWARE EQUITY GROUP, L.L.C.


By:  /s/ Humphrey P. Polanen                  By:   /s/ Kenneth N. Bender
     --------------------------                     -----------------------
Printed Name:  Humphrey Polanen               Printed Name:  Kenneth N. Bender
Title:         CEO and Chairman               Title:         Managing Director
Date:          March 30, 2005                 Date:          March 30, 2005













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